UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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OceanFirst Financial Corp., Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OCEANFIRST FINANCIAL CORP.

975 HOOPER AVENUE

TOMS RIVER, NEW JERSEY 08754-2009

(732) 240-4500

April 17, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of OceanFirst Financial Corp. (the “Company”), the holding company of OceanFirst Bank. The Annual Meeting will be held on May 17, 2007, at 10:00 a.m., Eastern time, at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey, 08742.

The Notice of Annual Meeting and the proxy statement appearing on the following pages describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company’s independent registered public accounting firm, will be present at the Annual Meeting to respond to appropriate questions of the Company’s stockholders.

It is important that your shares are represented this year whether or not you are personally able to attend the meeting. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. You may still vote your shares by proxy by signing and returning the enclosed proxy card promptly.

On behalf of the Board of Directors and all of the employees of the Company and OceanFirst Bank, we thank you for your continued interest and support.

Sincerely yours,

John R. Garbarino
President, Chief Executive Officer and Chairman of the Board

OCEANFIRST FINANCIAL CORP.

975 HOOPER AVENUE

TOMS RIVER, NEW JERSEY 08754-2009

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. on Thursday, May 17, 2007.

PLACE	The Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey.

ITEMS OF BUSINESS	(1) The election of two directors of the Company;

(2) The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

(3) Such other matters as may properly come before the annual meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on March 27, 2007.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

John K. Kelly
Corporate Secretary

NOTE: Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

OCEANFIRST FINANCIAL CORP.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 17, 2007

This proxy statement is being furnished to stockholders of OceanFirst Financial Corp. (the “Company”) the holding company of OceanFirst Bank (the “Bank”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on May 17, 2007 at 10:00 a.m. Eastern time, at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey, 08742 and at any adjournment or postponement of the Annual Meeting. The Annual Report to Stockholders, including the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2006, accompanies this proxy statement which is first being mailed to record holders on or about April 17, 2007.

Voting and Proxy Procedure

Who Can Vote at the Annual Meeting

You are entitled to vote your shares of the Company’s common stock only if the records of the Company show that you held your shares as of the close of business on March 27, 2007. As of the close of business on that date, a total of 12,318,370 shares of OceanFirst Financial Corp. common stock were outstanding and entitled to vote. Each share of common stock has one vote. As provided in Article Fourth of the Company’s Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock are not entitled to any vote in respect of the shares held in excess of this limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the limit supply information to the Company to enable the Board of Directors to implement and apply the limit.

Attending the Annual Meeting

If you are a beneficial owner of OceanFirst Financial Corp. common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of OceanFirst Financial Corp. common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

The Annual Meeting will be held only if there is a quorum. A majority of the outstanding shares of common stock entitled to vote and represented at the Annual Meeting constitutes a quorum. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting to ratify the appointment of KPMG LLP as the independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting.

Voting by Proxy; Revocation of Proxy

This proxy statement is being sent to you by the Board of Directors of the Company for the purpose of requesting that you allow your shares of Company common stock to be represented at the Annual Meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the Annual Meeting by properly executed and dated proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees for director and “FOR” ratification of KPMG LLP as the independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the Annual Meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the Annual Meeting in order to solicit additional proxies. If the Annual Meeting is adjourned or postponed, your Company common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the Annual Meeting, deliver a later dated and signed proxy card, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee, that accompanies this proxy statement.

Participants in OceanFirst Financial Corp.’s and OceanFirst Bank’s Benefit Plans

If you participate in the OceanFirst Bank Employee Stock Ownership Plan or the OceanFirst Bank Matching Contribution Employee Stock Ownership Plan (collectively the “ESOP”), or the OceanFirst Bank Retirement Plan, (the “401(k) Plan”), you will receive a voting instruction form for each plan that reflects all shares you may vote under the particular plan. Under the terms of the ESOP, the trustee votes all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares of the Company common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares of Company common stock for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of Company common stock in the plan credited to his or her account. The trustee will vote all shares for which no directions are given or for which timely instructions were not received in the same proportion as shares for which such trustee received timely voting instructions. The deadline for returning your voting instructions to each plan’s trustee is May 11, 2007.

If you have any questions about voting, please contact our proxy solicitor, Georgeson Inc. by calling toll free at 866-413-8825.

CORPORATE GOVERNANCE

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Corporate Governance Policies and Procedures

The Company has adopted a corporate governance policy to govern certain activities, including:

(1)	the duties and responsibilities of the Board of Directors and each director;

(2)	the composition and operation of the Board of Directors;

(3)	the establishment and operation of Board committees;

(4)	convening executive sessions of independent directors;

(5)	succession planning;

(6)	the Board of Directors’ interaction with management; and

(7)	the evaluation of the performance of the Board of Directors, its committees and of the Chief Executive Officer.

Effective February 21, 2007, upon the recommendation of the Corporate Governance/Nominating Committee, the Board adopted the stock ownership guidelines for non-employee directors and those executive officers named in the proxy statement (“proxy officers”). The Guidelines were adopted to better align the interests of the directors and proxy officers with those of the Company’s stockholders. The Guidelines provide that each non-employee director must own shares of the Company’s common stock equal in market value to three times the value of the combined annual director retainers received from the Company and the Bank. Current directors are expected to attain the minimum ownership within three years of adoption of the Guidelines. Newly elected directors must meet the Guidelines within three years of first being elected and qualified. For purposes of the Guidelines, the following shares count towards meeting the ownership requirements: 1) shares beneficially owned by the director and by immediate family members sharing the same household; 2) vested and unvested restricted stock awards; 3) shares acquired upon the exercise of stock options; and 4) shares held in trust where the director or an immediate family member is the beneficiary. Until the Guidelines are met, all retainers will be paid in Company stock, and a director must retain the net shares delivered upon the vesting of restricted share awards or the exercise of stock options. Once achieved, the ownership guidelines must continue to be met during the period the director serves on the Board.

Similarly, the Guidelines require the CEO to own Company stock with a value equal to five times his annual base salary. The other proxy officers must own Company stock with a value equal to three times annual base salary. Each officer must meet the share ownership requirements within five years. Shares that count towards the Guidelines’ requirement include those shares listed under the directors share ownership requirements with the addition of shares held in the officer’s ESOP and 401(k) account and the value of vested and unvested stock options, where such value is calculated as the cumulative expense recognized by the Company on its financial statements.

Code of Ethics and Standards of Personal Conduct

The Company and Bank have adopted a Code of Ethics and Standards of Personal Conduct that is designed to ensure that all directors, executive officers and employees of the Company and Bank, meet the highest standards of ethical conduct. The Code of Ethics and Standards of Personal Conduct requires that all directors, executive officers and employees avoid conflicts of interest, protect confidential information and customer privacy, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Standards of Personal Conduct, all directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

As a mechanism to encourage compliance with the Code of Ethics and Standards of Personal Conduct, the Company and Bank established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Standards of Personal Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

Meetings of the Board of Directors

The Board of Directors of the Company and the Bank conduct business through meetings and the activities of the Boards and their committees. Board members are encouraged to attend all Board and Committee meetings. Their attendance and performance are among the criteria considered for re-nomination to the Board of Directors. During the fiscal year ended December 31, 2006, the Company’s Board of Directors held 8 meetings. The Directors of the Company attended all of the Board meetings and the committee meetings held on which such Directors served during the fiscal year ended December 31, 2006. The Board of Directors of the Company maintains an Audit Committee, a Human Resources/Compensation Committee and a Corporate Governance/Nominating Committee.

Committees of the Board of Directors

The following table identifies the standing committees and their members as of December 31, 2006.

Director	Audit Committee		Corporate Governance/ Nominating Committee		Human Resources/ Compensation Committee
Joseph J. Burke	X	*	X
Angelo Catania	X
John W. Chadwick					X
Carl Feltz, Jr.			X		X
Donald E. McLaughlin	X
Diane F. Rhine					X	*
John E. Walsh			X	*

Number of Meetings in 2006	5		3		2

*	Chairperson

Audit Committee. The Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee acts under a written Charter adopted by the Board of Directors. The Charter is attached as Appendix I to this proxy statement. Each member of the Audit Committee is “independent” in accordance with the listing standards of the Nasdaq Stock Market (“Nasdaq”). The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The Board has determined that Joseph J. Burke, the Audit Committee Chairman, Angelo Catania and Donald E. McLaughlin are “audit committee financial experts” under the Rules of the Securities and Exchange Commission. The report of the Audit Committee required by the Rules of the Securities and Exchange Commission is included in this proxy statement. See “Proposal 2-Ratification of Independent Registered Public Accounting Firm – Report of Audit Committee.”

Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee of the Company takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance guidelines applicable to the Company and monitoring compliance with these policies and guidelines. In addition, the Corporate Governance/Nominating Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. The Committee also recommends to the Board director candidates for each committee for appointment by the Board. Each member of the Corporate Governance/Nominating Committee is independent in accordance with the listing standards of the Nasdaq. The Chairman of the Corporate Governance/Nominating Committee functions as lead independent director.

The Corporate Governance/Nominating Committee acts under a written Charter and the Corporate Governance Policy adopted by the Board of Directors. The Charter and the Policy are available on the Company’s website (www.oceanfirst.com). The procedures of the Corporate Governance/Nominating Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement. See “Corporate Governance/Nominating Committee Procedures.”

Human Resources/Compensation Committee. The Human Resources/Compensation Committee of the Company and the Bank (the “Compensation Committee”) meets to establish compensation for the executive officers and to review the incentive compensation programs when necessary. The Compensation Committee acts under a written Charter adopted by the Board of Directors. The Charter is available on the Company’s website (www.oceanfirst.com). The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation and benefit programs for other salaried officers and employees of the Company and the Bank. Each member of the Compensation Committee is independent in accordance with the listing standards of the Nasdaq. The report of the Compensation Committee required by the Rules of the Securities and Exchange Commission is included in this proxy statement. See “Executive Compensation - Compensation Committee Report on Executive Compensation.”

STOCK OWNERSHIP

The following table provides information as of March 27, 2007 with respect to the persons known by the Company to be the beneficial owners of more than 5% of its outstanding stock. A person is considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address Of Beneficial Owner	Number of Shares Owned		Percent of Common Stock Outstanding
OceanFirst Bank, Employee Stock Ownership Plan (“ESOP”) & Matching Contribution ESOP 975 Hooper Avenue Toms River, New Jersey 08754-2009	2,255,095	(1)	18.31%

OceanFirst Foundation 1027 Hooper Avenue Toms River, New Jersey 08754-2009	1,479,593	(2)	12.01%

Private Capital Management 8889 Pelican Bay Boulevard Naples, Florida 34108	773,768	(3)	6.28%

John R. Garbarino 975 Hooper Avenue Toms River, New Jersey 08754-2009	763,993	(4)	6.05%

(1)

Includes 149,773 shares acquired by the OceanFirst Bank Matching Contribution ESOP, as a result of a spin-off from the OceanFirst Bank ESOP effective December 27, 2006. Under the terms of the ESOP and the Matching Contribution ESOP, the Trustee will vote all allocated shares held in the ESOP and the Matching Contribution ESOP in accordance with the instructions of the participants. As of March 27, 2007, 1,371,710 shares and 130,233 shares had been allocated under the ESOP and the Matching Contribution ESOP, respectively, and 733,612 shares and 19,540 shares remain unallocated under the ESOP and the Matching Contribution ESOP, respectively. Under the ESOP and the Matching Contribution ESOP, unallocated shares and allocated shares as to which voting instructions are not given by participants are to be voted by the Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(2)	All shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company’s Common Stock on all proposals considered by stockholders of the Company.

(3)	Based upon SEC Form 13G by Private Capital Management dated February 14, 2007, which reflects 764,718 shares owned by Private Capital Management and 9,050 shares owned by its Chief Executive Officer, Bruce Sherman.

(4)	Includes 319,836 vested options under various OceanFirst option plans.

The following table provides information as of March 27, 2007, about the shares of the Company common stock that may be considered to be beneficially owned by each director, nominee for director and the named executive officers listed in the table under “Executive Compensation – Summary Compensation Table,” and by all such directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (excluding options)(1)	Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Total Number of Shares Beneficially Owned	Percent of Common Stock Outstanding (2)
Directors
Joseph J. Burke (10)	7,183	600	7,783.06%
Angelo Catania (10)(12)	2,210	600	2,810.02%
John W. Chadwick (9)(10)	9,776	19,600	29,376.24%
Carl Feltz, Jr. (10)	94,732	19,600	114,332.93%
John R. Garbarino (3)(4)(11)	444,157	319,836	763,993	6.05%
Donald E. McLaughlin (5)(10)	66,690	19,600	86,290.70%
Diane F. Rhine (6)(10)	47,327	19,600	66,927.54%
James T. Snyder (10)	52,457	19,600	72,057.58%
John E. Walsh (7)(10)	16,389	59,860	76,249.62%
Named Executive Officers who are not also Directors
Michael J. Fitzpatrick (3)(13)	132,902	116,784	249,686	2.01%
John K. Kelly (3)(8)(14)	96,315	38,426	134,741	1.09%
Vito R. Nardelli (3)(15)	4,392	37,646	42,038.34%
Robert M. Pardes (3)(16)	27,655	122,088	149,743	1.20%

All directors and named executive officers as a group (13 persons)	1,002,185	793,840	1,796,025	13.70%

(1)	Each person effectively exercises sole (or shared with spouse or other immediate family members) voting power as to shares reported as of the Record Date.

(2)	Percentages with respect to each person or group of persons have been calculated on the basis of 12,318,370 shares of the Company’s Common Stock, the number of shares of Company Common Stock outstanding and entitled to vote as of March 27, 2007, plus the number of shares of Company Common Stock which such person or group of persons has the right to acquire within 60 days of March 27, 2007 by the exercise of stock options.

(3)	Includes 42,989; 45,024; 38,094; 1,654 and 12,411 shares held in trust pursuant to the ESOP which have been allocated to Messrs. Garbarino, Fitzpatrick, Kelly, Nardelli, and Pardes, respectively, as of December 31, 2006. Such persons have sole voting power, but no investment power, except in limited circumstances, as to such shares.

(4)	Includes 14,445 shares owned by Mr. Garbarino’s wife and 9,288 shares held by Mr. Garbarino and his wife as co-Trustees.

(5)	Includes 4,821 shares owned by Mr. McLaughlin’s wife.

(6)	Includes 700 shares for which Ms. Rhine acts as custodian.

(7)	Includes 770 shares held by Mr. Walsh’s wife as custodian.

(8)	Includes 6,474 shares owned by Mr. Kelly’s wife and 6,000 shares held by Mr. Kelly’s wife as custodian.

(9)	Includes 2,400 shares held by Mr. Chadwick as Trustee.

(10)	Includes 710 unvested shares. On February 15, 2006, each non-employee director was awarded 345 unvested shares which vest at a rate of 20% per year commencing February 15, 2007 under the OceanFirst Financial Corp. Amended and Restated 1997 Incentive Plan. On February 21, 2007 each non-employee director was awarded 434 unvested shares which vest at a rate of 20% per year commencing March 1, 2008 under the 2006 Stock Incentive Plan.

(11)	Includes 7,635 unvested shares. On February 15, 2006, Mr. Garbarino was awarded 4,658 unvested shares which vest at a rate of 20% per year commencing February 15, 2007 under the OceanFirst Financial Corp. Amended and Restated 1997 Incentive Plan. On February 21, 2007 Mr. Garbarino was awarded 3,909 unvested shares which vest at a rate of 20% per year commencing March 1, 2008 under the 2006 Stock Incentive Plan.

(12)	Includes an award of 500 unvested shares. On January 18, 2006, Mr. Catania was awarded 1,000 unvested shares which vest at a rate of 50% per year commencing January 18, 2007.

(13)	Includes 1,303 unvested shares. On February 21, 2007 Mr. Fitzpatrick was awarded 1,303 unvested shares which vest at 20% per year commencing March 1, 2008 under the 2006 Stock Incentive Plan.

(14)	Includes 434 unvested shares. On February 21, 2007 Mr. Kelly was awarded 434 unvested shares which vest at 20% per year commencing March 1, 2008 under the 2006 Stock Incentive Plan.

(15)	Includes 1,303 unvested shares. On February 21, 2007 Mr. Nardelli was awarded 1,303 unvested shares which vest at 20% per year commencing March 1, 2008 under the 2006 Stock Incentive Plan.

(16)	Includes 1,303 unvested shares. On February 21, 2007 Mr. Pardes was awarded 1,303 unvested shares which vest at 20% per year commencing March 1, 2008 under the 2006 Stock Incentive Plan.

PROPOSALS TO BE VOTED ON AT THE MEETING

Proposal 1. Election of Directors

The Company’s Board of Directors currently consists of eight directors. James T. Snyder, who is a current director of the Company, has reached the Company’s mandatory retirement age of 72 and therefore will not stand for re-election at this meeting. In January 2007, the Board determined not to fill the vacancy created by Mr. Snyder’s retirement, and instead reduced the number of directors from nine to eight. All of the directors are independent under the current listing standards of Nasdaq, except for John R. Garbarino, President and Chief Executive Officer of the Company and the Bank. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Each of the members of the Board also serves as a director of the Bank. The Board of Directors’ nominees for election this year, to serve for a three year term or until their respective successors have been elected and qualified, are Messrs. Donald E. McLaughlin and John E. Walsh both of whom are currently directors of the Company and the Bank.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares and approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of Messrs. Donald E. McLaughlin and John E. Walsh.

Information With Respect to Nominees, Continuing Directors and Certain Executive Officers

Information regarding the Board of Directors’ nominees for election at the Annual Meeting, as well as information regarding the continuing directors and the executive officers listed in the table under “Executive Compensation – Summary Compensation Table” who are not directors (also referred to herein as “Named Executive Officers”), is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of December 31, 2006. The indicated period of service as a director includes service as a director of OceanFirst Bank.

Nominees for Election of Director

Donald E. McLaughlin is a Certified Public Accountant, retired. In 2005 he retired from Donald E. Mc Laughlin, CPA, P.C. Mr. McLaughlin has served on the Board of Directors since 1985. He is 59 years of age.

John E. Walsh is a licensed professional engineer and has been employed with Schoor DePalma, Inc., an engineering firm, since 2001, currently as Executive Vice President. Prior to that time he was President of Bay Pointe Engineering Associates, Inc. Neither Schoor DePalma Inc. or Bay Pointe Engineering Associates, Inc. is an affiliate of the Company. Mr. Walsh has served on the Board of Directors since 2000. He is 53 years of age.

Directors Continuing in Office

The following directors have terms ending in 2008:

Joseph J. Burke is a Certified Public Accountant. He is a retired partner with KPMG LLP. KPMG LLP is not an affiliate of the Company. Mr. Burke has been a member of the Board since January 19, 2005. He is 59 years of age.

Angelo Catania is the managing member of HomeStar Services LLC, an air conditioning, heating and plumbing services company, where he has been employed since February 2005. Prior to that time he was President and Chief Operating Officer of Petro, Inc. Neither HomeStar Services LLC nor Petro, Inc. is an affiliate of the Company. He has been a member of the Board since January 18, 2006. He is 57 years of age.

John R. Garbarino has served as Chairman, President and Chief Executive Officer of the Company since 1996. He has served in various capacities for the Bank since 1971, and has been a member of the Bank’s senior management since 1979. In 1985 he was elected President and Chief Executive Officer of the Bank. He has been a member of the Bank’s Board of Directors since 1984, and was appointed Chairman of the Board in 1989. He is 57 years of age.

The following directors have terms ending in 2009:

John W. Chadwick retired as the General Manager of Point Bay Fuel, a petroleum products distributor in late 2006. Point Bay Fuel is not an affiliate of the Company. Mr. Chadwick has been a member of the Board of Directors since 2002. He is 65 years of age.

Carl Feltz, Jr. is a registered architect and is a principal in the firm of Feltz & Frizzell Architects, LLC. Feltz & Frizell Architects, LLC is not an affiliate of the Company. Mr. Feltz has been a member of the Board of Directors since 1990. He is 68 years of age.

Diane F. Rhine is a partner in Citta Rhine, LLC, a real estate company. Citta Rhine, LLC is not an affiliate of the Company. Ms. Rhine has served on the Board of Directors since 1997. She is 57 years of age.

Named Executive Officers Who Are Not Also Directors

Michael J. Fitzpatrick has been Executive Vice President and Chief Financial Officer of the Company since 1995. He has also been Executive Vice President and Chief Financial Officer of the Bank since 1992. Mr. Fitzpatrick has been employed by the Bank since 1992. He is 51 years of age.

Vito R. Nardelli has been Executive Vice President, Chief Operating Officer of the Bank since September 2005. He has been employed with the Bank since June 1, 2004. Prior to that date he was employed in the banking industry for approximately 30 years, most recently as Director of Retail Banking for The Trust Company of New Jersey and, until 2003, as Division President of the Dime Savings Bank of New Jersey. He is 57 years of age.

Robert M. Pardes is Executive Vice President and Chief Lending Officer of the Bank. He was Executive Vice President and head of the Residential Loan Division until 2004. Mr. Pardes has been employed by the Bank since 2000. Prior to 2000 he served as President of Columbia Home Loans, LLC, formerly Columbia Equities, Ltd., an independent mortgage banking corporation, until it was acquired by the Bank in 2000. He is 47 years of age.

John K. Kelly has been Senior Vice President and General Counsel of the Bank since 1990. He was Vice President and General Counsel of the Bank from 1988 until 1990. Mr. Kelly has been Senior Vice President and Corporate Secretary of the Company since 1995. He has been Corporate Secretary of the Bank since 2002. Mr. Kelly has been employed by the Bank since 1988. He is 57 years of age.

Proposal 2. Ratification of Appointment

of the Independent Registered Public Accounting Firm

OceanFirst Financial Corp.’s independent registered public accounting firm for the fiscal year ended December 31, 2006 was KPMG LLP. Acting on the recommendation of the Audit Committee, the Board of Directors reappointed KPMG LLP to continue as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007, subject to ratification of such appointment by the stockholders. If stockholders do not ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, the Audit Committee may consider other independent registered public accounting firms.

Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2006 and December 31, 2005 by KPMG LLP:

	2006	2005
Audit fees	$340,000	$340,000
Audit related fees (1)	40,000	40,000
Tax related fees (2)	60,000	71,000
Other fees	—	—

	$440,000	$451,000

(1)	Audit-related fees are excluded from “Audit Fees” because the services were not required for reporting on the Company’s consolidated financial statements. Such fees are principally related to audits of financial statements of employee benefit plans and audit procedures relating to the U.S. Department of Housing and Urban Development (HUD) reporting requirements.

(2)	Consists of tax filing and tax related compliance and other advisory services.

The Audit Committee believes that the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent registered public accounting firm. In accordance with its Charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.

During the year ended December 31, 2006, 100% of the audit related fees, tax related fees and other fees set forth above were approved by the Audit Committee.

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Director of Internal Audit reports directly to the Audit Committee. The Director of Internal Audit conducted a risk assessment of the organization and submitted and implemented an internal audit plan for 2006.

The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and issuing an opinion on the conformity of these financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

The Audit Committee reviewed and discussed the annual financial statements with management and the Company’s independent registered public accounting firm. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the independent registered public accounting firm regarding their independence as required under applicable standards for independent registered public accounting firms of public companies. The Audit Committee discussed with the independent registered public accounting firm the contents of such materials, their independence and additional matters required under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence from the Company and its management. In concluding that the registered public accounting firm was independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm.

The Audit Committee

Joseph J. Burke, CPA, Chairman

Donald E. McLaughlin, CPA, Retired

Angelo Catania

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section provides (i) a description of the structure and function of the Human Resources/Compensation Committee of the Board of Directors, (ii) a description of the objectives of the compensation program for the Named Executive Officers, (iii) a discussion of the design of the Named Executive Officer compensation program and (iv) a discussion of each material element of the Named Executive Officer compensation program and the rationale for choosing to make the payments listed in the tables following this section.

A significant compensation action taken during fiscal 2006 was the adoption and shareholder approval of the 2006 Stock Incentive Plan. The Company adopted this program following careful study of equity compensation at competing institutions. The Human Resources/Compensation Committee designed the plan to create an incentive for the long-term efforts of the executive officers and non-employee board members to increase returns to the stockholders.

Compensation Corporate Governance

Human Resources/Compensation Committee

The Human Resources/Compensation Committee is responsible for establishing compensation for the Named Executive Officers and for establishing certain guidelines and limits for compensation and benefits programs for other salaried officers and employees of the Company and the Bank. The Human Resources/Compensation Committee annually reviews and evaluates base salary and annual bonus recommendations made for Named Executive Officers by the Chief Executive Officer along with the rationale for such recommendations. The Human Resources/Compensation Committee also recommends to the Board for approval the compensation for the CEO and Named Executive Officers. The CEO does not participate in the Human Resources/Compensation Committee’s decision as to his compensation package. In establishing compensation levels, the Human Resources/Compensation Committee considers the Company’s overall objectives and performance, peer group comparisons and individual performance. The Human Resources/Compensation Committee is composed entirely of independent non-employee directors. The members of the Human Resources/Compensation Committee for fiscal 2006 were Diane F. Rhine (Chairperson), John W. Chadwick and Carl Feltz, Jr.

Human Resources/Compensation Committee Charter

The Human Resources/Compensation Committee’s Charter reflects the Human Resources/Compensation Committee’s responsibilities described above. The Charter is periodically reviewed by the Human Resources/Compensation Committee and the Board of Directors. The Charter was most recently revised in 2006 to conform to changes in the SEC rules affecting disclosure of executive compensation and to clarify the Committee’s responsibilities regarding monitoring employment law compliance. A copy of current Charter is available on the Company’s website (www.oceanfirst.com).

Compensation Consultant/Role of Management

The Human Resources/Compensation Committee has authority under its Charter to engage the services of independent third party experts to assist it in reviewing and determining executive officer compensation. Pursuant to this authority, in 2004 the Human Resources/Compensation Committee engaged Clark Consulting, a nationally recognized consulting firm specializing in compensation and employee benefits, to provide an independent review of the executive officer and director compensation. The objectives of the independent review were to (i) assess the competitiveness of the Company’s total compensation program for executive officers and non-employee directors; and (ii) review performance based cash and stock compensation practices among peer banks. The consultant compared base salary, benefits, annual incentive and long term compensation for each executive officer to a peer group of banking institutions having similar characteristics to the Company. The report indicated the Company’s total cash compensation benefits and long-term stock based incentives were competitive with market practice. The report was used as a reference point for setting the 2005 and 2006 executive compensation levels. In late December 2006, the Human Resources/Compensation Committee engaged Mercer Human Resource Consulting to perform a similar study to be used for setting 2007 and 2008 compensation.

Executive management and outside advisors are invited to Human Resources/Compensation Committee meetings to provide their views on compensation matters. Company management participates in the process of determining senior officer compensation by making recommendations to the Human Resources/Compensation Committee as requested by the Committee regarding base salary adjustments, incentive plan awards and equity plan awards. Mr. Garbarino does not participate in decisions relating to his compensation.

Human Resources/Compensation Committee Activities in 2006

The Human Resources/Compensation Committee met two times during the fiscal year ended December 31, 2006. Among other actions taken in 2006, the Human Resources/Compensation Committee approved the Company’s 2006 Stock Incentive Plan and approved awards of stock options to the Named Executive Officers and non-employee directors and awards of restricted stock to the CEO and the non-employee directors.

Objectives of the Compensation Programs

The Company has the following objectives for the executive officer compensation program:

•	Attract, retain and reward highly qualified and productive executives by providing overall compensation that is competitive with other institutions with whom the Company competes for executive talent;

•	Motivate each individual to perform, to the best of their ability, in order to achieve targeted goals for the Company and the individual;

•	Improve Company performance, balancing risk-taking with fundamental concepts of safety and soundness;

•	Establish compensation levels that provide the greatest potential rewards for positions of greatest responsibility within a framework that is internally equitable; and

•	Promote the long-term increase in the value of the Company by providing a portion of compensation in the form of Company common stock and stock options that vest over a period of years.

Compensation Program Design

Cash Compensation

Current cash compensation consists of base salary and a performance-based cash bonus under the annual Incentive Compensation Plan. The base salary levels for the Named Executive Officers are intended to be competitive with the practices of comparable financial institutions at appropriate levels to motivate individuals to discharge the responsibilities of their position. The Human Resources/Compensation Committee adjusts the Named Executive Officers base salary annually. In making these adjustments, the Human Resources/Compensation Committee takes into account individual and Company performance; the total current and potential compensation of a given officer; the levels of compensation paid by institutions that compete with OceanFirst for executive talent; and the relative level of compensation in comparison to other executive officers. Messrs. Garbarino, Fitzpatrick and Pardes have employment agreements with OceanFirst and receive base salaries under those agreements, subject to annual review and adjustments. The Human Resources/Compensation Committee makes salary decisions in an annual review with input from the Chief Executive Officer. The total amount of base salaries paid to the Named Executive Officers increased by 6.2% in 2006 over 2005, primarily reflecting a 17.7% increase to Executive Vice President Vito R. Nardelli due to his promotion to Chief Operating Officer.

Use of Compensation Survey

For 2005 and 2006 compensation, the Human Resources/Compensation Committee relied on the peer group survey prepared by Clark Consulting to assess the competitiveness of the Company’s executive pay practices in the marketplace. The peer group data is used in combination with other information relating to individual and Company performance to help the Human Resources/Compensation Committee make compensation decisions. Clark Consulting selected a peer group and benchmarked the Company’s 2006 cash compensation (base salary plus annual cash incentive compensation) against this group. The peer group consisted of 28 publicly traded banks of similar asset size and regional location.

Impact of Performance on Cash Compensation

Under the 2006 Incentive Compensation Plan, a significant portion of each executive officer’s annual cash compensation is contingent on the performance of the Company, the Bank and the individual. Under the Incentive Compensation Plan, a variable bonus pool is established annually based on the Company’s level of achievement of pre-established financial performance objectives. Bonuses to Named Executive Officers are awarded based on the total amount of the bonus pool and individual performance assessment scores and achievement of individual performance goals. Results of this program during 2006 are discussed below under “Cash Incentive Awards.”

In addition to the performance-based compensation paid under the Incentive Compensation Plan, the Company may from time to time make discretionary cash bonus payments to rectify inequities or recognize outstanding performance. No such discretionary bonus payments were made during fiscal 2006.

Adoption of Equity Compensation Plan

During fiscal 2006, the Company’s shareholders approved the 2006 Stock Incentive Plan (the “Stock Plan”). The Company’s Stock Plan was adopted to provide sufficient shares to cover new equity awards which will enable the Company to attract, retain and motivate non-employee directors and employees by providing for or increasing their economic interests in the success of the Company. It was necessary to adopt the plan and increase shares available for this purpose due, in part, to the limited remaining reserved shares under the existing equity compensation plans, the Amended and Restated 1997 Incentive Plan and the 2000 Stock Option Plan. The Stock Plan provides for awards of stock options and restricted stock. In structuring the Stock Plan, the Company took into account practices at other comparable banks. The Company submitted the structure of the plan to a recognized independent proxy advisory service which analyzed the plan and recommended that shareholders vote in favor of its adoption.

Elements of Compensation

Overview

The Named Executive Officer compensation program consists of the following elements: (1) base salary; (2) a performance-based annual cash bonus under the annual Incentive Compensation Plan; (3) retirement benefits under the Employee Stock Ownership Plan and 401(k) Plan and welfare benefits under the group benefit programs; (4) supplemental retirement benefits for the Named Executive Officers under the Supplemental Executive Retirement Plan; (5) Company-paid automobile benefit for selected Named Executive Officers; (6) awards of stock options and restricted shares of Company common stock under the equity compensation plans; (7) eligibility for payments and benefits in the event of certain employment terminations and/or in the event of a change in control of the Company; and (8) nonqualified deferred compensation under the Deferred Compensation Plan for Executives. The following describes the elements of compensation and provides information on the decisions regarding 2006 compensation.

Cash Incentive Awards

The Company determined cash incentive awards for 2006 in accordance with guidelines established by the Human Resources/Compensation Committee. The Named Executive Officer’s annual Incentive Compensation Bonus is contingent on the performance of the Company, the

Bank and the individual. The Incentive Compensation Plan compares actual performance against targets that are approved by the Human Resources/Compensation Committee at the beginning of each year. The targets are weighted between individual objectives and the Company’s success in achieving its financial goals. Targeted bonus levels range from 25% to 50% of base salary. Based on performance and achievement of goals, actual bonus may range from 50% of targeted bonus levels for threshold performance to 150% for superior performance. Generally, the higher the level of responsibility of the officer or employee in the Company the greater the percentage of base salary that may be awarded under the plan for achievement of performance goals. The Incentive Compensation Plan metric for 2006 was based on overall Company performance as defined by Return on Equity (ROE). Actual performance resulted in not achieving threshold levels of ROE, therefore, no incentive cash bonuses were awarded to Named Executive Officers.

Equity Incentive Awards

The Board, at the recommendation of the Human Resources/Compensation Committee, approved the grant of awards to the Named Executive Officers under the Amended and Restated 1997 Incentive Plan and the 2000 Stock Option Plan at a scheduled meeting on February 15, 2006. The award levels and vesting schedule were determined based on various factors including performance and responsibilities of individual executives and the amount of awards previously granted. Awards of options under the plan were structured to avoid limitations on the Company’s compensation cost deduction due to the $1 million deduction limit under Section 162(m) of the Internal Revenue Code. Awards in 2006 to the Named Executive are presented under the “Option Award” and “Stock Award” columns of the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Benefits

All Named Executive Officers participate in the benefit plans generally available to the employees, including medical insurance, the 401(k) Plan and the Employee Stock Ownership Plan. The Company also maintains a Supplemental Executive Retirement Plan covering all Named Executive Officers. This plan is intended to promote continued service of covered executives by providing a supplement to the executive’s other retirement benefits. The benefit is based on final cash compensation and length of service with the Company.

Perquisites

The Company provided perquisites to selected Named Executive Officers in the form of Company-paid automobile benefits and golf club dues.

Deferred Compensation

The Bank provides the Named Executive Officers with an opportunity to elect to defer current compensation under the Deferred Compensation Plan for Executives (“Deferral Plan”). The Deferral Plan permits eligible executives selected by the Bank’s Board to elect to defer receipt of up to 100% of base salary and annual bonus pursuant to the terms of the Deferral Plan.

Employment Agreements

The Bank has entered into employment agreements with Messrs. Garbarino, Fitzpatrick and Pardes (individually, the “Executive”). The Company has entered into employment agreements with Messrs. Garbarino and Fitzpatrick. These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. Garbarino, Fitzpatrick and Pardes.

The employment agreements provide for a three-year term for the Executives. The Bank employment agreement provides that, upon each fiscal year-end, the Board of the Bank may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of the Bank after conducting a performance evaluation of the Executive. As to Messrs. Garbarino and Fitzpatrick, the term of the Company employment agreement is extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

The agreements provide for termination, at any time, by the Bank or the Company for cause as defined in the agreements. In the event the Bank or the Company chooses to terminate the Executive’s employment for reasons other than for cause, or in the event of the Executive’s resignation from the Bank and the Company upon: (1) failure to re-elect the Executive to his current offices; (2) a material change in the Executive’s functions, duties or responsibilities; (3) a relocation of the Executive’s principal place of employment by more than 25 miles; (4) material reduction in the level of benefits and perquisites to the Executive; (5) a liquidation or dissolution of the Bank or the Company; or (6) a breach of the agreement by the Bank or the Company, the Executive or, in the event of Executive’s subsequent death, his beneficiary, beneficiaries or estate, as the case may be, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive’s behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company would also continue and pay for the Executive’s life, health and disability coverage for the remaining term of the employment agreement.

Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the employment agreement), the Executive or, in the event of the Executive’s death, his beneficiary, would be entitled to a severance payment equal to the greater of: (1) the payments due for the remaining term of the agreement; or (2) three times the average of the five preceding taxable years’ compensation. Such average compensation includes not only base salary, but also commissions, bonuses, contributions on behalf of the Executive to any pension or profit sharing plan, insurance payments, directors’ or committee fees and fringe benefits paid or to be paid to the Executive during the preceding five taxable years. The Bank and the Company would also continue the Executive’s life, health, and disability coverage for thirty-six months. With respect to Messrs. Garbarino and Fitzpatrick, who have agreements with both the Company and the Bank, although both agreements provide for a severance payment in the event of a termination by the Company or the Bank, or in the event of a termination following a change in control, the Executive would only be entitled to receive a severance payment under one agreement.

Payments to the Executive under the Bank’s agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. As to Messrs. Garbarino and Fitzpatrick, payment under the Company’s agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

Change in Control Agreements.

For similar reasons as with the employment agreements, the Bank and the Company entered into change in control agreements (“CIC Agreements”) with Messrs. Kelly and Nardelli, (the “Executive”). The CIC Agreement provides for a two-year term. Commencing on the date of the execution of the Company’s CIC Agreement, the term is extended for one day each day until such time as the Board of Directors of the Company or the Executive elects by written notice not to extend the term, at which time the CIC Agreement will end on the second anniversary of the date of notice. The Company’s CIC Agreement provides that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the agreement), the Executive would be entitled to a severance payment equal to two (2) times the Executive’s average annual compensation, for the five years preceding termination. Annual compensation includes Base Salary, commissions, bonuses, contributions on behalf of the Executive to any pension and profit sharing plan, severance payments and fringe benefits paid or to be paid the Executive during such years. Additionally, in the event the Executive has been employed less than five years at the time of termination in connection with a change in control, the Executive’s annual compensation shall be annualized for any partial taxable year of employment or service as if the Executive was employed or served for the full taxable year. The Bank’s CIC Agreement is similar to that of the Company. The Bank CIC Agreement provides that, upon each fiscal year-end, the Board of the Bank may extend the CIC Agreement for an additional year so that the remaining term shall be two years, unless written notice of non-renewal is given by the Board of the Bank after conducting a performance evaluation of the Executive. However, any payments to the Executive under the Bank’s CIC Agreement, would be subtracted from any amount due simultaneously under the Company’s CIC Agreement. The Company and the Bank would also continue and pay for the Executive’s life, health and disability coverage for thirty-six (36) full calendar months following termination. Payments to the Executive under the Bank’s CIC Agreement are guaranteed by the Company in the event that payments or benefits are not paid by the Bank.

Payments under the employment agreements and change in control agreements in the event of a change in control may constitute some portion of an excess parachute payment under section 280G of the Code for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information regarding the compensation paid or accrued by the Company during the fiscal year ended December 31, 2006 to or for the account of the Chief Executive Officer, Chief Financial Officer, and the other three (3) most highly compensated executive officers of the Company:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)		Total ($)
John R. Garbarino, President and Chief Executive Officer of the Company and the Bank	2006	493,538	19,360	53,692	—	—	375,166	(5)	941,756
Michael J. Fitzpatrick, Executive Vice President and Chief Financial Officer of the Company and the Bank	2006	218,755	—	25,568	—	1,671	98,748	(6)	344,742
Vito R. Nardelli, Executive Vice President and Chief Operating Officer of the Bank	2006	259,231	—	25,568	—	494	76,138	(7)	361,431
Robert M. Pardes, Executive Vice President of the Bank, and President of Columbia Home Loans, LLC	2006	221,937	—	25,568	—	—	75,432	(8)	322,937
John K. Kelly, General Counsel of the Bank, Senior Vice President and Corporate Secretary of the Company and the Bank	2006	180,460	—	8,523	—	683	64,665	(9)	254,331

(1)	Reflects the value of restricted stock awards granted to the executive officers under the Amended and Restated 1997 Incentive Plan on February 15, 2006 based on the value expensed on the Company’s financial statements in 2006 in accordance with FAS 123R, disregarding any impact of assumed forfeiture rates. See note 1 to Company’s consolidated financial statements for the year ended December 31, 2006, filed with the Company’s Form 10-K for assumptions made in the valuation.

(2)

Reflects the value of stock option awards granted to the executive officers under the 2000 Stock Option Plan on February 15, 2006 based on the value expensed on the Company’s financial statements in 2006 in accordance with FAS 123R, disregarding any impact of assumed forfeiture rates. See note 1 to Company’s consolidated financial statements for the year ended December 31, 2006, filed with the Company’s Form 10-K for assumptions made in the valuation.

(3)	No payments for 2006 performance were made to the Named Executive Officers under the Incentive Compensation Plan as the Company-wide goals were not attained.

(4)	Reflects the above-market earnings on amounts deferred under the Deferred Compensation Plan for Executives during fiscal 2006.

(5)	Includes (a) the market value of Company Employee Stock Ownership Plan allocation of $30,985; (b) allocations under the Supplemental Executive Retirement Plan of $322,745; (c) Company-paid life insurance premiums of $1,170; (d) Company-provided automobile benefit of $12,024; and (e) Company-paid club dues of $8,242.

(6)	Includes (a) the market value of Company Employee Stock Ownership Plan allocation of $30,764; (b) Company matching contribution to the 401(k) Plan of $7,135; (c) allocations under the Supplemental Executive Retirement Plan of $46,420; (d) Company-paid life insurance premiums of $685; and (e) Company provided automobile benefit of $13,744.

(7)	Includes (a) the market value of Company Employee Stock Ownership Plan allocation of $30,985; (b) Company matching contribution to the 401(k) Plan of $9,450; (c) allocations under the Supplemental Executive Retirement Plan of $28,892; (d) Company-paid life insurance premiums of $811; and (e) Company-provided automobile benefit of $6,000.

(8)	Includes (a) the market value of Company Employee Stock Ownership Plan allocation of $30,985; (b) allocations under the Supplemental Executive Retirement Plan of $33,601; and (c) Company-paid life insurance premiums of $696; (d) Company-provided automobile benefit of $6,589; and (e) Company-paid club dues of $3,561.

(9)	Includes (a) the market value of Company Employee Stock Ownership Plan allocation of $25,379; (b) allocations under the Supplemental Executive Retirement Plan of $31,281; (c) Company-paid life insurance premiums of $565; and (d) Company matching contribution to the 401(k) Plan of $7,440.

Grants of Plan-Based Awards

The following table sets forth certain information regarding stock options and restricted stock awards to the executive officers of the Company during the Company’s fiscal year ended December 31, 2006.

Name	Grant Date[1]	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	All Other Awards: Number of Securities Underlying Options (#)[4]	Exercise or Base Price of Option Awards ($/Sh) [5]	Closing Market Price of Shares on the Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards[6]
		Threshold ($)	Target ($)	Maximum ($)
John R. Garbarino		61,875	247,500	556,875	4,658	63,000	23.475	23.75	417,438
Michael J. Fitzpatrick		21,940	87,760	197,460		30,000	23.475	23.75	146,100
Vito R. Nardelli		29,250	117,000	263,250		30,000	23.475	23.75	146,100
Robert M. Pardes		22,260	89,040	200,340		30,000	23.475	23.75	146,100
John K. Kelly		11,313	45,250	101,813		10,000	23.475	23.75	48,700

(1)	February 8, 2006 is the grant date for non-equity compensation and February 15, 2006 is the grant date for stock awards and options.

(2)	Amounts shown represent the range of potential payouts for fiscal 2006 under the 2006 Incentive Compensation Plan, described in the section titled “Cash Incentive Awards” in the Compensation Discussion and Analysis. The level of actual payouts under the Incentive Compensation Plan is contingent on achievement of Company and individual performance goals. In the event such goals are not achieved at threshold levels, no payout is made. Therefore, based on not achieving performance threshold goals, no payout was made to Named Executive Officers for 2006.

(3)	Refers to awards of restricted shares of Company common stock under the Amended and Restated 1997 Incentive Plan. Awards vest over five years from date of grant.

(4)	Refers to awards of stock options under the Amended and Restated 1997 Incentive Plan and the 2000 Stock Option Plan. Awards vest over five years from date of grant.

(5)	The 2000 Stock Option Plan specifies that the exercise price of options is the average of the high and low bid price of the underlying shares of Company common stock on the Nasdaq Global Select Market on the date of grant.

(6)	Grant date fair value computed in accordance with FAS 123R.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding stock option and stock awards to the executive officers of the Company during the Company’s fiscal year ended December 31, 2006:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Others Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Others Rights That Have Not Vested (#)
John R. Garbarino	120,000 90,000 90,000 3,430 3,806	63,000	—	17.88 23.44 22.525 23.07 20.795 23.475	2/20/12 5/30/13 5/28/14 1/19/15 4/20/15 2/15/16	4,658	106,808	—	—
Michael J. Fitzpatrick	18,535 45,000 33,000 30,000 1,320 1,464	30,000	—	9.607 17.88 23.44 22.525 23.07 20.795 23.475	2/04/07 2/20/12 5/30/13 5/28/14 1/19/15 4/20/15 2/15/16	—	—	—	—
Vito R. Nardelli	30,000 780 866	30,000	—	22.38 23.07 20.795 23.475	6/01/14 1/19/15 4/20/15 2/15/16	—	—	—	—
Robert M. Pardes	18,000 33,000 33,000 30,000 990 1,098	30,000	—	12.873 17.88 23.44 22.525 23.07 20.795 23.475	8/18/10 2/20/12 5/30/13 5/28/14 1/19/15 4/20/15 2/15/16	—	—	—	—
John K. Kelly	15,000 10,000 10,000 676 750	10,000	—	17.88 23.44 22.525 23.07 20.795 23.475	2/20/12 5/30/13 5/28/14 1/19/15 4/20/15 2/15/16	—	—	—	—

(1)	Options vest as to 20% of the shares subject to the grant on each anniversary of the grant date, subject to the executive’s continued service on the relevant vesting dates.

(2)	Market Value computed as of close of business on December 31, 2006 of $22.93.

Option Exercises and Stock Vested

The following table sets forth certain information regarding exercises of options or vesting of restricted shares during the Company’s fiscal year ended December 31, 2006.

Name	Option awards		Stock awards
	Number of shares acquired on exercise	Value realized on exercise (1)	Number of shares acquired on vesting	Value realized on vesting
John R. Garbarino	219,732	$2,593,497	—	—
Michael J. Fitzpatrick	97,222	$1,282,897	—	—
Vito R. Nardelli	—	—	—	—
Robert M. Pardes	—	—	—	—
John K. Kelly	10,687	$127,849	—	—

(1)	Value is computed using the difference between the market price of the underlying security on date of exercise and the exercise price of the option.

Nonqualified Deferred Compensation

Supplemental Executive Retirement Plan

The Bank maintains a non-qualified Supplemental Executive Retirement Plan (“SERP”) to provide executive officers with additional retirement benefits. The benefits provided under the SERP make up the difference between an amount up to 70% of final base compensation and the benefits provided from the Bank’s 401(k) Retirement Plan plus the benefits which would have been provided from the Bank’s Retirement Plan (Pension Plan) which was frozen in 1996 and terminated in 1998. In addition, the SERP provides a benefit equal to the benefits lost from the ESOP due to the application of limitations imposed by the Code, as amended, on compensation and maximum benefits under the ESOP. The Bank established an irrevocable trust in connection with the SERP. This trust is funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the SERP. The assets of the trust are beneficially owned by the SERP participants, who recognize income as contributions are made to the trust. Earnings on the trust’s assets are taxable to the participants.

Nonqualified Deferred Compensation Plan for Executives

Named Executive Officers may participate in the Deferred Compensation Plan for Executives (“Deferral Plan”). This plan allows eligible officers selected by the Bank’s Board to defer receipt of up to 100% of base salary and annual bonus pursuant to the terms of the plan. The participating executive’s deferral is credited to a bookkeeping account and increased on the last day each month by interest earned at the rate equal to the Stable Fund Rate for the 401(k) Plan plus 250 basis points.

The following table sets forth certain information regarding nonqualified deferred compensation benefits to Named Executive Officers of the Company during the Company’s fiscal year ended December 31, 2006:

Name	Plan	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)(2)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($) (3)
John R. Garbarino	SERP Deferral Plan	— —	322,745 —	— —	— —	— —
Michael J. Fitzpatrick	SERP Deferral Plan	— —	46,420 —	— 18,293	— —	— 291,431
Vito R. Nardelli	SERP Deferral Plan	— 77,629	28,892 —	— 5,397	— —	— 100,034
Robert M. Pardes	SERP Deferral Plan	— —	33,601 —	— —	— —	— —
John K. Kelly	SERP Deferral Plan	— 2,376	31,281 —	— 7,473	— —	— 119,971

(1)	Represents amounts deferred under the nonqualified Deferral Compensation Plan.

(2)	Represents Company annual SERP contributions. The Company’s contributions are held in trust for the irrevocable benefit of SERP participants. Company contributions and trust earnings are taxed to participants in the year they are added to the trust. SERP account balances are treated as participant assets, rather than Company assets, and are not reflected on the Company’s financial statements.

(3)	Excludes SERP account balances.

Potential Payments Upon Termination or Change in Control

The following describes the provisions of contracts, agreements or plans (other than plans available generally to salaried employees that do not discriminate in favor of executive officers) which provide for payments to executive officers at, following or in connection with termination of employment or a change in control of the Company.

Employment Agreements — Involuntary or Constructive Termination

The employment agreement of Messrs. Garbarino, Fitzpatrick and Pardes provide for certain severance payments in the event employment is terminated by the Company or the Bank without cause or the executive terminates employment under the circumstances described above under “Employment Agreements.” The severance payment provided under the employment agreements would be equal to (i) the amount of remaining payments the executive would receive if he had continued employment during the remaining term of the agreement at the executive’s base salary as of the date of termination and (ii) an amount equal to the annual contributions that would have been made on executive’s behalf to any employee benefit plans of the Company or the Bank during the remaining term of the agreement based on contributions made as of the date of termination. In addition, the executive would receive continued life, medical, dental and disability coverage for the remaining term of the agreement. Payments, other than continued welfare benefits, would be made on a monthly basis unless the executive elects to receive a lump sum. Payments and benefits would be provided by either the Company or the Bank.

Employment Agreements— Involuntary or Constructive Termination Following Change in Control

The employment agreements for Messrs. Garbarino, Fitzpatrick and Pardes provide for certain payments if the officer’s employment is terminated by the Company or the Bank following a “change in control” due to (i) the executive’s dismissal, other than for cause, or (ii) the executive’s voluntary resignation following any demotion, loss of title, office or significant authority or responsibility, reduction in compensation or benefits or relocation of principal place of employment by more than 25 miles, unless such termination is due to death or for cause, as defined in the agreement.

A “change in control” means a change in control of the Company or the Bank involving (a) an event reportable on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; (b) a Change in Control within the meaning of the Home Owners’ Loan Act of 1933; the Federal Deposit Insurance Act or Office of Thrift Supervision regulations; (c) a person becoming beneficial owner, directly or indirectly, of 20% the outstanding securities of the Company or the Bank; (d) a change in majority control of the Board of Directors of the Company, other than a change approved by the incumbent board; (e) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or the Bank in which either entity is not the survivor; (f) a distribution soliciting proxies for shareholder approval of a plan of reorganization, merger or consolidation of the Company or the Bank as a result of which the outstanding shares of the class of securities then subject to the plan would be exchanged for or converted into cash or property or securities not issued by either entity; or (g) a tender offer is made for 20% or more of the voting securities of the Company or the Bank.

If the change in control benefit is triggered, the officer is entitled to a benefit equal to the greater of (A) three times the executive’s average annual compensation paid in the preceding five taxable years or (B) the payments due for the remaining term of the agreement. In addition, the executive would become entitled to continued life, medical, dental and disability coverage for 36 months following the change in control. In the event payments and benefits under employment agreements, together with other payments and benefits he may receive, would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, the employment agreements provide that the executive would be entitled to the greater of (i) the total net-after tax benefit or (ii) the net-after tax benefit after reduction of the aggregate parachute to an amount $1.00 less than the executive’s “base amount,” which is three times the executive’s average taxable compensation for the five tax years ending with the tax year prior to the change in control. Payments, other than continued welfare benefits, would be made on a monthly basis unless the executive elects to receive a lump sum. Benefits would be provided by the Company or the Bank.

Change in Control Agreements — Involuntary or Constructive Termination Following Change in Control

The change in control agreements with Messrs. Kelly and Nardelli provide for certain payments if the officer’s employment is terminated by the Company or the Bank following a “change in control” due to (i) the executive’s dismissal other than for cause or (ii) the executive’s voluntary resignation following any demotion, loss of title, office or significant authority or responsibility, reduction in compensation or benefits or relocation of principal place of employment by more than 25 miles, unless such termination is due to death or for cause, as defined in the agreement.

A “change in control” means a change in control of the Company or the Bank involving (a) an event reportable on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; (b) a Change in Control within the meaning of the Home Owners’ Loan Act of 1933, the Federal Deposit Insurance Act or Office of Thrift Supervision regulations; (c) a person becoming beneficial owner, directly or indirectly, of 20% the outstanding securities of the Company or the Bank; (d) a change in majority control of the Board of Directors of the Company, other than a change approved by the incumbent board; (e) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or the Bank in which either entity is not the survivor; (f) a distribution soliciting proxies for a shareholder approval plan of reorganization, merger or consolidation of the Company or the Bank as a result of which the outstanding shares of the class of securities then subject to the plan would be exchanged for or converted into cash or property or securities not issued by either entity; or (g) a tender offer is made for 20% or more of the voting securities of the Company or the Bank.

If the change in control benefit is triggered, the officer is entitled to a benefit equal to two times the executive’s average annual compensation paid in the most recent five taxable years. In addition, the executive would become entitled to continued life, medical, dental and disability coverage for 36 months following the change in control. In the event payments and benefits under the change in control agreements, together with other payments and benefits he may receive, would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, the change in control agreements provide that payments under the agreements will be reduced to an amount $1.00 less than the executive’s “base amount,” which is three times the executive’s average taxable compensation for the five tax years ending with the tax year prior to the change in control. Payments, other than continued welfare benefits, would be made on a monthly basis unless the executive elects to receive a lump sum. Benefits would be provided by the Company or the Bank.

Equity Incentive Plan — Change in Control Grant

In the event of a change in control, the 2006 Stock Incentive Plan provides that each option award under the plan will become fully exercisable and remain exercisable for the duration of their term and all restricted stock awards will become fully vested. In addition, the plan provides that all stock awards available for grant under the plan will automatically be granted to employees and outside directors in proportion to the grants of awards previously made under the 2006 Stock Incentive Plan and the 2000 Stock Option Plan. In the event of a Change in Control, the 2000 Stock Option Plan provides that each option award under the Plan will become fully exercisable and remain exercisable for the duration of its term. In addition, the Plan provides that all options available for grant under the Plan will be automatically granted to current employees and outside directors in proportion to grants of options previously granted under the 2000 Stock Option Plan and the Amended and Restated 1997 Incentive Plan at a weighted average exercise price of all options granted under such Plans. Under both Plans, “Change in Control” has the same meaning as described above under “Employment Agreements – Involuntary or Constructive Termination Following a Change in Control.”

Supplemental Executive Retirement Plan —Involuntary or Constructive Termination

In the event of a “change in control” participants in the Supplemental Executive Retirement Plan are entitled to a lump sum contribution equal to the supplemental retirement income benefit contribution required for the year in which the change in control occurs plus the present value of the total supplemental retirement income benefit contributions which would have been required for the three years following the year in which the change in control occurs.

Summary of Potential Payments Upon Termination or Change in Control

The following tables summarize potential payments to each executive officer listed on the summary compensation table assuming a triggering termination of employment occurred on December 29, 2006, the last business day of the 2006 fiscal year. The tables do not reflect benefits under plans that do not discriminate in favor of executive officers and are available generally to all salaried employees.

John R. Garbarino

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control.(7)		Death
Cash Compensation	$2,600,943	(1)	—		$2,522,882		—
Value of Continued Health and Welfare Benefits	$66,292	(2)	—		$66,292	(2)	—
Acceleration of Stock and Option Awards	—		$106,808	(3)	—		$106,808	(3)
Automatic Option Grant	—		$587,104	(4)	—		—
Automatic Stock Grant	—		$2,043,934	(5)	—		—
SERP Contribution	—		$967,313	(6)	—		$3,452,712	(8)
Total	$2,667,235		$3,705,159		$2,589,174		$3,559,520

(1)	Represents estimated lump sum payments and benefits due for the remaining three-year term of the employment agreement based on current year levels of base salary, incentive plan payment and employee benefit plan contributions.

(2)	Approximate lump sum value of continued life, medical, dental and disability coverage for 36 months following termination.

(3)	Represents the value of accelerated vesting of 4,658 shares of restricted Company stock.

(4)	Represents the value of an automatic change in control award of 73,692 options under the 2000 Stock Option Plan. The value is determined by multiplying the number of shares subject to options by $7.967, the difference between the estimated per share exercise price of $14.963 as determined pursuant to the Plan and the per share value of Company common stock on December 29, 2006 of $22.93.

(5)	Represents the value of an automatic change in control award of 89,138 shares of Company common stock under the 2006 Stock Incentive Plan.

(6)	Represents the value of the lump sum change in control SERP contribution equal to the present value of the contributions that would be required for the three years following the change in control.

(7)	Executive would also receive benefits set forth under “Change in Control.”

(8)	Represents the lump sum value of the remaining SERP contributions that would be required following the death of the executive.

Michael J. Fitzpatrick

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control. (6)		Death
Cash Compensation	$949,080	(1)	—		$1,017,561		—
Value of Continued Health and Welfare Benefits	$55,387	(2)	—		$55,387	(2)	—
Acceleration of Stock and Option Awards	—		—		—		—
Automatic Option Grant	—		$221,443	(3)	—		—
Automatic Stock Grant	—		$867,625	(4)	—		—
SERP Contribution	—		$162,092	(5)	—		$1,372,880	(7)
Total	$1,004,467		$1,251,160		$1,072,948		$1,372,880

(1)	Represents estimated lump sum payments and benefits due for the remaining three-year term of the employment agreement based on current year levels of base salary, incentive plan payment and employee benefit plan contributions.

(2)	Approximate lump sum value of continued life, medical, dental and disability coverage for 36 months following termination.

(3)	Represents the value of an automatic change in control award of 27,795 options under the 2000 Stock Option Plan. The value is determined by multiplying the number of shares subject to options by $7.967, the difference between the estimated per share exercise price of $14.963 as determined pursuant to the Plan and the per share value of Company common stock on December 29, 2006 of $22.93.

(4)	Represents the value of an automatic change in control award of 37,838 shares of Company common stock under the 2006 Stock Incentive Plan.

(5)	Represents the value of the lump sum change in control SERP contribution equal to the present value of the contributions that would be required for the three years following the change in control.

(6)	Executive would also receive benefits set forth under “Change in Control.”

(7)	Represents the lump sum value of the remaining SERP contributions that would be required following the death of the executive.

Vito R. Nardelli

Payments and Benefits	Involuntary or Constructive Termination	Change in Control		Involuntary or Constructive Termination following a Change in Control. (5)		Death
Cash Compensation	—	—		$817,447		—
Value of Continued Health and Welfare Benefits	—	—		$64,578	(3)	—
Acceleration of Stock and Option Awards	—	—		—		—
Automatic Option Grant	—	$37,230	(1)	—		—
Automatic Stock Grant	—	$380,340	(2)	—		—
SERP Contribution	—	$104,343	(4)	—		$386,147	(6)
Total	—	$521,913		$882,025		$386,147

(1)	Represents the value of an automatic change in control award of 4,673 options under the 2000 Stock Option Plan. The value is determined by multiplying the number of shares subject to options by $7.967, the difference between the estimated per share exercise price of $14.963 as determined pursuant to the Plan and the per share value of Company common stock on December 29, 2006 of $22.93.

(2)	Represents the value of an automatic change in control award of 16,587 shares of Company common stock under the 2006 Stock Incentive Plan.

(3)	Approximate lump sum value of continued life, medical, dental and disability coverage for 36 months following termination.

(4)	Represents the value of the lump sum change in control SERP contribution equal to the present value of the contributions that would be required for the three years following the change in control.

(5)	Executive would also receive benefits set forth under “Change in Control.”

(6)	Represents the lump sum value of the remaining SERP contributions that would be required following the death of the executive.

Robert R. Pardes

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control. (6)		Death
Cash Compensation	$598,184	(1)	—		$964,883		—
Value of Continued Health and Welfare Benefits	$35,454	(2)	—		$53,181	(7)	—
Acceleration of Stock and Option Awards	—		—		—		—
Automatic Option Grant	—		$98,934	(3)	—		—
Automatic Stock Grant	—		$789,709	(4)	—		—
SERP Contribution	—		$117,455	(5)	—		$1,654,777	(8)
Total	$633,638		$1,006,098		$1,018,064		$1,654,777

(1)	Represents estimated payments and benefits due for the remaining two-year term of the employment agreement based on current year levels of base salary, incentive plan payment and employee benefit plan contributions pursuant to the terms of the agreement as of December 31, 2006.

(2)	Approximate lump sum value of continued life, medical, dental and disability coverage for 24 months following termination pursuant to the terms of the agreement as of December 31, 2006.

(3)	Represents the value of an automatic change in control award of 12,418 options under the 2000 Stock Option Plan. The value is determined by multiplying the number of shares subject to options by $7.967, the difference between the estimated per share exercise price of $14.963 as determined pursuant to the Plan and the per share value of Company common stock on December 29, 2006 of $22.93.

(4)	Represents the value of an automatic change in control award of 34,440 shares of Company common stock under the 2006 Stock Incentive Plan.

(5)	Represents the value of the lump sum change in control SERP contribution equal to the present value of the contributions that would be required for the three years following the change in control.

(6)	Executive would also receive benefits set forth under “Change in Control.”

(7)	Approximate lump sum value of continued life, medical, dental and disability coverage for 36 months following termination.

(8)	Represents the lump sum value of the remaining SERP contributions that would be required following the death of the executive.

John K. Kelly

Payments and Benefits	Involuntary or Constructive Termination	Change in Control		Involuntary or Constructive Termination following a Change in Control. (5)		Death
Cash Compensation	—	—		$452,256		—
Value of Continued Health and Welfare Benefits	—	—		$53,971	(3)	—
Acceleration of Stock and Option Awards	—	—		—		—
Automatic Option Grant	—	$73,575	(1)	—		—
Automatic Stock Grant	—	$286,396	(2)	—		—
SERP Contribution	—	$108,991	(4)	—		$381,995	(6)
Total	—	$468,962		$506,227		$381,995

(1)	Represents the value of an automatic change in control award of 9,235 options under the 2000 Stock Option Plan. The value is determined by multiplying the number of shares subject to options by $7.967, the difference between the estimated per share exercise price of $14.963 as determined pursuant to the Plan and the per share value of Company common stock on December 29, 2006 of $22.93.

(2)	Represents the value of an automatic change in control award of 12,490 shares of Company common stock under the 2006 Stock Incentive Plan.

(3)	Approximate lump sum value of continued life, medical, dental and disability coverage for 36 months following termination.

(4)	Represents the value of the lump sum change in control SERP contribution equal to the present value of the contributions that would be required for the three years following the change in control.

(5)	Executive would also receive benefits set forth under “Change in Control.”

(6)	Represents the value of the remaining SERP contributions that would be required following the death of the executive.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding compensation earned by or paid to the Directors during the Company’s fiscal year ended December 31, 2006:

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	Nonqualified Deferred Compensation Earnings[4]	All Other Compensation ($)[5]	Total ($)
Joseph J. Burke	39,000	11,438	2,557	—	10,831	63,826
John W. Chadwick	35,800	11,438	2,557	—	8,301	58,096
Carl Feltz, Jr.	35,600	11,438	2,557	—	7,109	56,704
Donald E. McLaughlin	36,400	11,438	2,557	—	8,301	58,696
Diane F. Rhine	39,400	11,438	2,557	307	8,301	62,003
James T. Snyder	38,200	11,438	2,557	—	8,301	60,496
John E. Walsh	38,200	11,438	2,557	1,431	—	53,626
Angelo Catania	32,750	21,829	2,557	—	—	57,136

(1)	Aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(2)	For awards of stock, the amounts reflect compensation cost recognized by the Company in fiscal 2006 determined pursuant to FAS 123R. Each director received a grant of 345 stock awards in 2006. The grant date fair value of these stock awards computed in accordance with FAS 123R is $8,194, which is expensed over a five year vesting period. In addition, Mr. Catania received a grant of 1,000 stock awards upon election to the Board in 2006. The grant date fair value of these stock awards is $23,750, which is expensed over a two year vesting period. Each director receives the Company retainer of $10,000 in the form of stock. The grant date fair value of this retainer when converted to stock is $10,004. Each of the directors had the following number of stock awards outstanding at the end of fiscal 2006: Mr. Burke, 845; Mr. Chadwick, 345; Mr. Feltz, Jr., 345; Mr. McLaughlin, 345; Ms. Rhine, 345; Mr. Snyder, 345; Mr. Walsh, 345; and Mr. Catania, 1,345.

(3)	For awards of stock options, the amounts reflect compensation cost recognized by the Company in fiscal 2006 determined pursuant to FAS 123R. For each director the grant date fair value of the option awards computed in accordance with FAS 123R is $14,610. Each of the directors had vested and unvested options to purchase the following number of shares of Company common stock outstanding at the end of fiscal 2006: Mr. Burke, 3,000; Mr. Chadwick, 22,000; Mr. Feltz, Jr., 22,000; Mr. McLaughlin, 42,656; Ms. Rhine, 45,156; Mr. Snyder, 22,000; Mr. Walsh, 62,260; and Mr. Catania, 3,000.

(4)	Reflects above-market or preferential earnings on non-tax-qualified deferred compensation.

(5)	Company paid medical benefits.

Cash and Stock Retainers and Meeting Fees for Non-Employee Directors.

The following tables set forth the applicable retainers and fees that will be paid to non-employee directors for their service on the Board of Directors of the Bank and the Board of Directors of the Company. Until a Director attains the stock ownership levels required under the Company’s stock ownership guidelines for directors, the Company and Bank retainers will be paid in the form of Company stock.

Directors of OceanFirst Bank:
Annual Retainer	$15,000	(paid in quarterly installments)
Fee per Board Meeting (Regular or Special)	$1,000
Fee per Committee Meeting	$800
Directors of OceanFirst Financial Corp.:
Annual Retainer	$10,000	(paid in the form of Common Stock of OceanFirst Financial Corp.)
Additional Annual Cash Retainer for the Chairperson of each of the Audit, Corporate Governance/Nominating and the Human Resources/Compensation Committees	$3,000

Deferred Compensation Plan for Directors.

The Bank maintains a deferred compensation plan for the benefit of outside directors. The plan is a non-qualified arrangement which offers participating directors the opportunity to defer compensation through a reduction in fees in lieu of a promise of future benefits. Such benefits are payable commencing at an age mutually agreed upon by the Bank and the participating director (the “Benefit Age”). The benefits equal the account balance of the director annuitized over a period of time mutually agreed upon by the Bank and the director, and then reannuitized at the beginning of each calendar year thereafter. Lump sum payouts are also available upon eligibility for distribution of benefits or in the event of the death of the director. The account balance equals deferrals and interest. Currently, the plan credits interest on deferrals at a rate equal to the sum of (i) the “Stable Fund” investment option in the Bank’s qualified 401(k) plan plus (ii) 250 basis points. Early distribution of benefits may occur under certain circumstances which include change in control, financial hardship, termination for cause, disability or termination of the plan by authorization of the Board of Directors.

HUMAN RESOURCES/COMPENSATION COMMITTEE REPORT

The Human Resources/Compensation Committee acts pursuant to the Human Resources/Compensation Committee Charter, a copy of which is available at the Company’s website (www.oceanfirst.com). The Human Resources/Compensation Committee reviews and reassesses the adequacy of the Human Resources/Compensation Committee Charter on an annual basis. The following is the report of the Human Resources/Compensation Committee with respect to the Company’s Compensation Discussion and Analysis for the fiscal year ended December 31, 2006:

The Human Resources/Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on the review and discussions, the Human Resources/Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006 and the Company’s proxy statement for the annual meeting of stockholders to be held on May 17, 2007.

The above report of the Human Resources/Compensation Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.

The Human Resources/Compensation Committee

Diane F. Rhine, Chairperson

John W. Chadwick

Carl Feltz, Jr.

Human Resources/Compensation Committee Interlocks and Insider Participation

No person serving as a member of the Human Resources/Compensation Committee, Diane F. Rhine, John W. Chadwick, or Carl Feltz Jr., during the past fiscal year, is or was a current or former officer or employee of OceanFirst Financial Corp. or OceanFirst Bank or engaged in certain transactions with OceanFirst Financial Corp. or OceanFirst Bank that are required to be disclosed by Securities and Exchange Commission regulations, other than the transaction disclosed between Mr. Feltz’s architectural firm and Ocean First Bank. See Transactions With Management - Other Transactions. Additionally, there are no compensation committee “interlocks,” which generally means that no executive officer of OceanFirst Financial Corp. or OceanFirst Bank served as a director or member of the compensation committee of another entity, one of whose executive officers serves as a Director or member of the Human Resources/Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires OceanFirst’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of the Company’s executive officers and directors, and greater than 10% beneficial owners have complied with all applicable reporting requirements for transactions in OceanFirst Common Stock during the fiscal year ended December 31, 2006, except for Messrs. Burke, Catania, Chadwick, Feltz, Garbarino, McLaughlin, Snyder, Walsh, and Ms. Rhine, who each experienced a one day late filing for a restricted stock and option award on February 15, 2006 which transaction was subsequently reported to the Securities and Exchange Commission on February 21,2006. Messrs. Fitzpatrick, Kelly, Nardelli, Pardes, Joseph Iantosca and Ms. M. Eileen Bergin each experienced a one day late filing for a grant of Company options on February 15, 2006 which transaction was subsequently reported on February 21, 2006. Ms. Rhine experienced one late filing for a stock option exercise on June 5, 2006 which was reported to the Securities and Exchange Commission on August 14, 2006.

Transactions with Management

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by OceanFirst Bank to its executive officers and directors as long as it is in compliance with federal banking regulations. The Bank’s policies require that all transactions between the Bank and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock, and affiliates thereof, contain terms no less favorable to the Bank than could have been obtained by it in arm’s length negotiations with unaffiliated persons and must be approved by a majority of independent outside directors of the Bank not having any interest in the transaction. All loans made by the Bank to its executive officers and directors were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. Notwithstanding the above, the Bank offers to executive officers residential loans secured by their primary residence on terms not available to the public but available to all other full-time employees, as permitted under federal regulations.

Other Transactions. Pardes & Pardes, a law firm in which Bank Executive Vice President Robert M. Pardes’ father is a principal, represents Columbia Home Loans, LLC, a subsidiary of OceanFirst Bank, in the closing of residential and certain commercial real estate loans, the fees of which are paid by borrowers. Pardes & Pardes has advised that the borrowers paid an aggregate of approximately $647,992 to the law firm in 2006 in connection with loan closings in which Columbia Home Loans, LLC was a party, an amount that represented more than 5% of the gross revenue that Pardes & Pardes earned in 2006.

Director Carl Feltz, Jr. is a principal in an architectural firm that received payments for architectural services from OceanFirst Bank in early 2006. Payments to Mr. Feltz’s firm did not exceed $120,000 in 2006, or exceed $60,000 during any period of twelve consecutive months within the past three years, or exceed 5% of the gross revenue the architectural firm earned in 2006 or 2005. On April 20, 2006 the Board of Directors placed a moratorium on any transactions between the Company and Bank and any director, their family members or affiliated entities.

Corporate Governance/Nominating Committee Procedures

General

It is the policy of the Corporate Governance/Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Corporate Governance/Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance/Nominating Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Corporate Governance/Nominating Committee’s resources, the Corporate Governance/Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below:

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Corporate Governance/Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Corporate Governance/Nominating Committee, care of the Corporate Secretary, at the main office of the Company:

(1)	The name of the person recommended as a director candidate;

(2)	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

(3)	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

(4)	As to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

(5)	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Corporate Governance/Nominating Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Criteria for Director Nominees

The Corporate Governance/Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First a candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include an age limitation. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Corporate Governance/Nominating Committee will consider the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Corporate Governance/Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

The Corporate Governance/Nominating Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time. The Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the Securities and Exchange Commission’s regulations.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Corporate Governance/Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Nominees

Pursuant to the Corporate Governance/Nominating Committee Charter as approved by the Board, the Corporate Governance/Nominating Committee is charged with the central role in the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process the committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Corporate Governance/Nominating Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Company’s local communities. The Corporate Governance/Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above. The Corporate Governance/Nominating Committee has not received any recommended nominees from the Company’s security holders to be considered for election at this annual meeting. The Corporate Governance/Nominating Committee has not previously nor currently uses an independent search firm to identify or evaluate potential director nominees.

Evaluation. In evaluating potential clients, the Corporate Governance/Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Corporate Governance/Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Additional Information

Stockholder Proposals

In order to be eligible for inclusion in the Corporation’s proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation’s main office at 975 Hooper Avenue, Toms River, New Jersey, 08754, no later than December 18, 2007. If next year’s Annual Meeting is held on a date more than 30 calendar days from May 17, 2008, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such Annual Meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Stockholder Nominations

The Company’s Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 90 days before the date of the Annual Meeting; provided that if less than 100 days’ notice or prior public disclosure of the date of the Annual Meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the date of the Annual Meeting was mailed to stockholders or prior public disclosure of the meeting date was made. Stockholders must comply with the Company’s procedures to be followed by stockholders to submit a recommendation of a director candidate. See “Corporate Governance/Nominating Committee Procedures.” A copy of the full text of the Bylaw provisions discussed above may be obtained by writing the Corporate Secretary at 975 Hooper Avenue, Toms River, New Jersey 08754-2009.

Shareholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made to the Chairman of the Audit Committee, Joseph J. Burke, CPA at the Company’s address. Other communications to the Board of Directors may be made to the Chairman of the Corporate

Governance/Nominating Committee, John E. Walsh at the Company’s address. Communications to individual directors may be made to such director at the Company’s address.

In addition, the Board of Directors encourages directors to attend the annual meeting of shareholders. All directors attended the annual meeting of shareholders held on April 20, 2006.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation. The Company will pay Georgeson Inc., a proxy solicitation firm, a fee of $6,500 to assist the Company in soliciting proxies.

The Company’s Annual Report to Stockholders has been mailed to persons who were stockholders as of the close of business on March 27, 2007. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

A copy of the Company’s Annual Report on Form 10-K, for the year ended December 31, 2006, as filed with the Securities and Exchange Commission may be accessed through the Company’s world wide website (www.oceanfirst.com). A copy of the Form 10-K (without exhibits) will be furnished without charge to persons who were stockholders as of the close of business on March 27, 2007 upon written request to Jill Apito Hewitt, Senior Vice President and Investor Relations Officer, OceanFirst Financial Corp., 975 Hooper Avenue, Toms River, New Jersey.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce the printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of the annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

By Order of the Board of Directors

John K. Kelly

Corporate Secretary

Toms River, New Jersey

April 17, 2007

You are cordially invited to attend the Annual Meeting of Stockholders in person. Whether or not you plan to attend the Annual Meeting, you are requested to sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

APPENDIX I

OceanFirst Financial Corp.

and

OceanFirst Bank

CHARTER OF THE JOINT AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS

I.	Audit Committee Purpose

The Audit Committee and its designated Chairman shall be appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls.

•	Monitor the independence and performance of the Company’s external auditors, Internal Auditors and the Loan Review Department.

•	Facilitate communication among the external auditors, management, Internal Auditor, Chief Risk Officer and the Loan Review Department.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all auditors, as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The Company must provide appropriate funding, as determined by the Audit Committee, for payment of compensation to all auditors, advisers and consultants engaged by the Audit Committee as well as the ordinary administrative expenses of the Committee.

II.	Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the SEC and NASDAQ. The OceanFirst Audit Committee shall be comprised of not less than three directors, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and the Chairman of the Committee shall have accounting or related financial management expertise.

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The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee will meet privately in executive session each quarter with management, the Internal Auditor, Chief Risk Officer, and the external auditors to discuss any matters that either the Committee or these groups believe should be discussed. In addition, each quarter the Committee, generally through the Chair, will discuss with management and the external auditors their review of the Company’s financial statements and significant findings based upon the auditors limited review procedures.

III.	Specific Audit Committee Responsibilities and Duties

Review Procedures

The Audit Committee will:

1.	Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission (SEC) regulations.

2.	Review the Company’s annual audited financial statements prior to filing or distribution, including discussion with management and the external auditors of significant issues regarding accounting principles, practices and judgments.

3.	In consultation with management, the external auditors and the Internal Auditor, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the external auditors and the Internal Auditor together with management’s responses.

4.	Ensure that the external auditors review the Company’s quarterly financial results before the Company files a Form 10-Q. The Chairman of the Audit Committee shall also review with management and, as necessary, the external auditors, the Company’s quarterly financial results prior to the filing or distribution of the Company’s quarterly financial statements or Form l0-Q. The review will include a discussion of any significant changes to the Company’s accounting principles and standards, laws and regulations, and any concerns the external auditors may have with managements’ accounting methods, estimates and/or financial statement disclosure. It shall also include a discussion of the procedures followed by management in preparing certifications to the Form 10-Q, as well as any issues that may have been raised by other parties.

5.

The Audit Committee is responsible for reviewing the quarterly filing of the Thrift Financial Report (TFR) prior to submission to the Office of Thrift Supervision (OTS). The Committee will ensure that the Internal Auditor reviews

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the Company’s TFR. The Committee must attest to the correctness of the TFR and that, to the best of their knowledge and belief, it has been prepared in conformance with OTS instructions and is true and correct.

External Auditors

1.	The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and each such registered public accounting firm must report directly to the Audit Committee. The Audit Committee shall review the independence and performance of the external auditors and annually recommend to the Board of Directors either their appointment or discharge when circumstances warrant.

2.	The Audit Committee or one or more members of the Committee under authority delegated by the Committee, will pre-approve all audit services, internal-control related services and non-audit services performed by the external auditors and the associated costs and fees, in order to assure that the provision of such services does not impair the external auditors’ independence. The Committee or a delegated Committee member shall also pre-approve the retention of the external audit firm for any permissible non-audit services, except that non-audit services which qualify under the de minimis exception to the Sarbanes Oxley Act, shall be approved by the Committee or a delegated Committee Member prior to the completion of the audit. Any decision to grant a pre-approval pursuant to delegated authority shall be presented to the full Committee at its next scheduled meeting.

3.	On an annual basis, the Committee will review and discuss with the external auditors their report of any significant relationships they have with the Company that could impair the auditors’ independence.

4.	The Audit Committee will review the external auditors’ audit plan - discuss scope, staffing, level of reliance upon management and the Internal Auditor and the general audit approach.

5.	Prior to filing the Annual Report on Form 10-K, the Committee Chairman shall discuss the results of the audit with management, the Internal Auditor and the external auditors. Further, discussion of matters required to be communicated to audit committees in accordance with accounting principles and auditing standards, including Statement of Auditing Standards No. 61, shall be conducted prior to the issuance of the 10-K. Additionally, the Audit Committee will review and discuss with management, the Internal Auditor and the external auditor, the Company’s internal controls report and the independent auditor’s attestation of the report, prior to the filing of the Company’s Form 10-K.

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6.	The Audit Committee will review and discuss with management and the external auditor any significant deficiencies, major weaknesses and any other major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

7.	The Audit Committee will consider the external auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

8.	The Audit Committee will review the experience and qualifications of the senior members of the external auditor team; request a copy of the most recent third party independent quality control peer review report for the external auditors; review the report to determine if any material issues were raised in the report; and discuss with the external auditors the steps the firm has taken to resolve any reported problems.

9.	The Audit Committee will discuss with the external auditors issues for which the auditors consulted with their national office and resultant conclusions. Based upon the these discussions, if necessary, the Audit Committee shall inquire of the partner-in-charge of the professional practice at the external auditor’s local office about any issues discussed and the related conclusions reached concerning consultation.

10.	The Audit Committee will review with the external auditors and management any correspondence with regulators or governmental agencies and any employee complaints or published reports, which management deems to raise material issues regarding the Company’s financial statements or accounting policies.

11.	The Audit Committee will review and must approve, any proposed employment of a current or former (i.e. within 1 year) employee of the external audit firm for an executive management position within the Company.

12.	The Audit Committee will review with the external auditor and management the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

Internal Auditor and Loan Review Department

The Audit Committee will:

1.	Review and approve the budget, plan, and changes in plan, activities, organizational structure, and qualifications of the Internal Auditor, the Chief Risk Officer and Loan Review Department at least annually.

2.	Review and approve the appointment, performance, and, if necessary, replacement of the Internal Auditor, the Chief Risk Officer, and Loan Review Officer.

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3.	Review and approve significant reports prepared by the Internal Auditor and the Loan Review Department together with management’s response and follow-up to these reports.

4.	Discuss with the Internal Auditor and the Chief Risk Officer compliance with laws and regulations.

Other Audit Committee Responsibilities

Additionally, the Audit Committee will:

1.	Annually provide a written report of its activities and findings, a copy of which shall be included within the Proxy Statement for the annual meeting. The report shall appear over the names of the Audit Committee. Such report shall be furnished to and approved by the full Board of Directors prior to its inclusion in the Proxy Statement. The report will state whether the Committee: (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the external auditors the matters to be discussed by Statement of Auditing Standards No. 61; (iii) has received the written disclosures and the letter from the external auditors regarding the independence required by Independence Standards Board Standard No. 1; (iv) has discussed with the external auditors their independence; and (iv) based on the review and discussion of the audited financial statements with management and the external auditors, has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

2.	Maintain minutes of all Committee meetings and report to the Board of Directors at the next scheduled Board meeting on significant results of the foregoing activities.

3.	Annually perform a self-assessment of Audit Committee performance. Review, discuss and assess its performance, as well as the Committee’s role and responsibilities, seeking input from senior management, the full Board and others as needed, through the use of a self-assessment form, which shall then be evaluated by the respective Chairmen of both the Audit Committee and the Board.

4.	Annually review policies and procedures, as well as audit results associated with directors’ and officers’ expense accounts and perquisites.

5.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

6.

Establish and maintain procedures in accordance with applicable laws and regulations for the receipt, retention and treatment of complaints and concerns regarding the Company’s accounting, internal accounting controls or auditing

5

matters, including the confidential and anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. Attached as Appendix A are the current procedures approved by the Audit Committee. These procedures are also contained in the Company’s Code of Ethics.

IV.	Conclusion

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are prepared in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditors.

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Appendix A to Audit Committee Charter

Complaint Procedures for Accounting and Auditing Matters

The Company encourages individuals, including all employees, to raise concerns regarding any suspected violations of accounting, accounting controls or auditing standards and practices as provided in these Procedures. Any employee may submit a good faith complaint regarding accounting or auditing matters to the Company without fear of dismissal or retaliation of any kind. The Company’s Audit Committee will oversee treatment of employee concerns in this area.

The Audit Committee has established the following procedures for (1) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (“Accounting Matters”); and (2) confidential and anonymous submission by employees of concerns regarding questionable Accounting Matters.

Receipt of Complaints Regarding Accounting Matters

1.	Individuals may report their complaints or concerns regarding Accounting Matters, on a confidential or anonymous basis, if desired, in writing to the General Counsel of the Company at OceanFirst Bank, 975 Hooper Avenue, Toms River, NJ, 08753, or by calling the General Counsel at (732) 240-4500, extension 7508. The General Counsel shall immediately notify the Chairman of the Audit Committee of all complaints.

2.	Employees may also forward complaints or concerns regarding Accounting Matters on a confidential or anonymous basis, if desired, to the Audit Committee of the Company through regular mail marked CONFIDENTIAL and addressed as follows:

Chairman of the Audit Committee

OceanFirst Bank

975 Hooper Avenue

Toms River, NJ 08753

Scope of Matters Covered by These Procedures

These procedures relate to concerns or complaints of individuals, including employees, relating to questionable Accounting Matters, including, without limitation, the following:

1.	fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company;

2.	fraud or deliberate error in the recording and maintaining of financial records of the Company;

3.	deficiencies in or noncompliance with the Company’s internal accounting control;

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4.	misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company; or

5.	deviation from full and fair reporting of the Company’s financial condition.

Treatment of Complaints

Upon receipt of a complaint, the Chairman of the Audit Committee will direct General Counsel to determine (i) whether the complaint actually pertains to Accounting Matters; and (ii) when possible, acknowledge receipt of the complaint to the sender. Complaints relating to Accounting Matters will be reviewed under Audit Committee direction and oversight by the General Counsel or such other persons as the Audit Committee determines to be appropriate in its sole discretion. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review.

Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee.

The Company will not discharge, demote, suspend threaten, harass or in any manner discriminate against any employee in the terms and conditions of employment based upon any lawful actions of the employee with respect to good faith reporting of Accounting Matters.

Reporting and Retention of Complaints and Investigations

At the direction of the Audit Committee, the General Counsel will maintain a log of all complaints, tracking their receipt, investigation and resolution, and shall prepare a periodic summary report thereof for the Audit Committee. Copies of complaints and the log will be maintained in compliance with the Company’s document retention policy.

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ANNUAL MEETING OF SHAREHOLDERS OF

OCEANFIRST FINANCIAL CORP.

May 17, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES AS DIRECTORS SPECIFIED UNDER

PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS

SHOWN HERE   ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. The ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Donald E. McLaughlin O John E. Walsh

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, an Annual Report to Stockholders and a Proxy Statement dated April 17, 2007.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

I plan to attend the Meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

OCEANFIRST FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS

May 17, 2007

10:00 a.m.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the Proxy Committee of the Board of OceanFirst Financial Corp. (the “Company”), each with full power of substitution to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held at The Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey on May 17, 2007, at 10:00 a.m. and at any and all adjournments thereof.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the nominees as directors specified under Proposal 1, and “FOR” Proposal 2. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

(Continued and to be signed on the reverse side)